                                                                    EXHIBIT 10.1



                     NEWPARK SHIPBUILDING-BRADY ISLAND, INC.


                                 LOAN AGREEMENT


                            Dated as of July 1, 1999


                                  $3,000,000.00


                                  STERLING BANK

                                TABLE OF CONTENTS

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                                                                                         Page
                                                                                         ----
ARTICLE I - Definitions....................................................................1
         Section 1.1         Definitions...................................................1

ARTICLE II - Advances......................................................................1
         Section 2.1         Advances......................................................1
         Section 2.2         The Revolving Credit Note.....................................1
         Section 2.3         Repayment of Advances.........................................2
         Section 2.4         Interest......................................................2
         Section 2.5         Borrowing Procedure...........................................2
         Section 2.6         Use of Proceeds...............................................2

ARTICLE III - Letters of Credit............................................................3
         Section 3.1         Letters of Credit.............................................3

ARTICLE IV - Payments......................................................................3
         Section 4.1         Method of Payment.............................................3
         Section 4.2         Voluntary Prepayment..........................................3
         Section 4.3         Mandatory Prepayment..........................................3
         Section 4.4         Computation of Interest.......................................3
         Section 4.5         Capital Adequacy..............................................4

ARTICLE V - Security.......................................................................4
         Section 5.1         Collateral....................................................4
         Section 5.2         Setoff........................................................4
         Section 5.3         Guaranty......................................................5

ARTICLE VI - Conditions Precedent..........................................................5
         Section 6.1         Initial Extension of Credit...................................5
         Section 6.2         All Extensions of Credit......................................7

ARTICLE VII - Representations and Warranties...............................................7
         Section 7.1         Corporate Existence...........................................7
         Section 7.2         Financial Statements..........................................7
         Section 7.3         Corporate Action; No Breach...................................8
         Section 7.4         Operation of Business.........................................8
         Section 7.5         Litigation and Judgments......................................8
         Section 7.6         Rights in Properties; Liens...................................8
         Section 7.7         Enforceability................................................8
         Section 7.8         Approvals.....................................................9
         Section 7.9         Debt..........................................................9



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



                                TABLE OF CONTENTS
                                   (Continued)

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
         Section 7.10        Taxes.........................................................9
         Section 7.11        Use of Proceeds; Margin Securities............................9
         Section 7.12        ERISA.........................................................9
         Section 7.13        Disclosure................................................... 9
         Section 7.14        Subsidiaries.................................................10
         Section 7.15        Agreements...................................................10
         Section 7.16        Compliance with Laws.........................................10
         Section 7.17        Inventory....................................................10
         Section 7.18        Investment Company Act.......................................10
         Section 7.19        Public Utility Holding Company Act...........................10
         Section 7.20        Environmental Matters........................................10

ARTICLE VIII - Affirmative Covenants......................................................11
         Section 8.1         Reporting Requirements.......................................12
         Section 8.2         Maintenance of Existence; Conduct of Business................14
         Section 8.3         Maintenance of Properties....................................14
         Section 8.4         Taxes and Claims.............................................14
         Section 8.5         Insurance....................................................15
         Section 8.6         Inspection Rights............................................15
         Section 8.7         Keeping Books and Records....................................15
         Section 8.8         Compliance with Laws.........................................15
         Section 8.9         Compliance with Agreements...................................15
         Section 8.10        Further Assurances...........................................15
         Section 8.11        ERISA........................................................15
         Section 8.12        Subordination Agreement......................................16

ARTICLE IX - Negative Covenants...........................................................16
         Section 9.1         Debt.........................................................16
         Section 9.2         Limitation on Liens..........................................16
         Section 9.3         Mergers, Etc.................................................17
         Section 9.4         Restricted Payments..........................................17
         Section 9.5         Loans and Investments........................................17
         Section 9.6         Limitation on Issuance of Capital Stock......................17
         Section 9.7         Transactions With Affiliates.................................18
         Section 9.8         Disposition of Assets........................................18
         Section 9.9         Sale and Leaseback...........................................18
         Section 9.10        Prepayment of Debt...........................................18
         Section 9.11        Nature of Business...........................................18
         Section 9.12        Environmental Protection.....................................18
         Section 9.13        Accounting...................................................18



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

                                TABLE OF CONTENTS
                                   (Continued)

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ARTICLE X - Financial Covenants...........................................................19

ARTICLE XI - Default......................................................................19
         Section 11.1        Events of Default............................................19
         Section 11.2        Remedies Upon Default........................................21
         Section 11.3        Cash Collateral..............................................22
         Section 11.4        Performance by the Lender....................................22

ARTICLE XII - Miscellaneous...............................................................22
         Section 12.1        Expenses.....................................................22
         Section 12.2        INDEMNIFICATION..............................................22
         Section 12.3        Limitation of Liability......................................23
         Section 12.4        No Duty......................................................23
         Section 12.5        Lender Not Fiduciary.........................................23
         Section 12.6        Equitable Relief.............................................24
         Section 12.7        No Waiver; Cumulative Remedies...............................24
         Section 12.8        Successors and Assigns.......................................24
         Section 12.9        Survival.....................................................24
         Section 12.10       ENTIRE AGREEMENT; AMENDMENT..................................24
         Section 12.11       Maximum Interest Rate........................................24
         Section 12.12       Notices......................................................25
         Section 12.13       Governing Law; Venue; Service of Process.....................25
         Section 12.14       Counterparts.................................................26
         Section 12.15       Severability.................................................26
         Section 12.16       Headings.....................................................26
         Section 12.17       Non-Application of Chapter 346 of Texas Finance Code.........26
         Section 12.18       Participations...............................................26
         Section 12.19       Construction.................................................26
         Section 12.20       Independence of Covenants....................................26
         Other Definitional Provisions....................................................10
         1.       Procedure for Issuing Letters of Credit..................................1
         2.       Payments Constitute Advances.............................................1
         3.       Letter of Credit Fee.....................................................1
         4.       Obligations Absolute.....................................................1

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (the "Agreement"), dated as of July 1, 1999 is between NEWPARK SHIPBUILDING-BRADY ISLAND, INC., a Texas corporation (the "Borrower"), and STERLING BANK, a bank organized under the laws of the State of Texas (the "Lender").

                                R E C I T A L S:

         The Borrower has requested the Lender to extend credit to the Borrower in the form described in this agreement. The Lender is willing to make such extensions of credit to the Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         Section 1.1 Definitions. As used in this Agreement, the capitalized terms shall have the meanings given such terms in Annex I (and as defined in any other Annex) to this Agreement, except as may be defined above. In the event of any conflicting definition among Annex I and any other Annex, the definitions set forth in Annex I shall control unless the definition outside Annex I specifically states that it is intended to control over the equivalent Annex I definition. Any Annex page containing the words "NOT APPLICABLE" shall constitute the agreement of the Lender and the Borrower that the subject matter of such Annex is inapplicable and of no effect with respect to this Agreement.

                                   ARTICLE II

                                    Advances

         Section 2.1 Advances. Subject to the terms and conditions of this Agreement, the Lender agrees to make one or more Advances to the Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of the Commitment, provided that the aggregate amount of all Advances at any time outstanding shall not exceed the lesser of (a) the amount of the Commitment minus all outstanding Letter of Credit Liabilities or (b) the Borrowing Base minus all outstanding Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder.

         Section 2.2 The Revolving Credit Note. The obligation of the Borrower to repay the Advances and interest thereon shall be evidenced by the Revolving Credit Note executed by the

Borrower, payable to the order of the Lender, in the principal amount of the Commitment as originally in effect, and dated the date hereof.

         Section 2.3 Repayment of Advances. The Borrower shall repay the unpaid principal amount of all Advances on the Termination Date.

         Section 2.4 Interest. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the rate of interest specified in clause (b) above shall exceed the Maximum Rate, thereby causing the interest accruing on the Advances to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the Advances below the Maximum Rate until the aggregate amount of interest accrued on the Advances equals the aggregate amount of interest which would have accrued on the Advances if the interest rate specified in clause (b) above had at all times been in effect. Accrued and unpaid interest on the Advances shall be payable on each Payment Date and on the Termination Date. Notwithstanding the foregoing, any outstanding principal of any Advance and (to the fullest extent permitted by law) any other amount payable by the Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Additionally, upon the occurrence of an Event of Default (and from the date of such occurrence) all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by law, bear interest at the Default Rate until such time as the Lender shall waive in writing the application of the Default Rate to such Event of Default situation. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 2.5 Borrowing Procedure. The Borrower shall give the Lender notice of each Advance by means of an Advance Request Form containing the information required therein and delivered (by hand or by mechanically confirmed facsimile) to the Lender no later than 1:00 p.m. (Texas time) on the day on which the Advance is desired to be funded. The Lender at its option may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of the Lender's right to require delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for an Advance by the Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to the Lender. Subject to the terms and conditions of this Agreement, each Advance shall be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower maintained with the Lender at the Principal Office designated by the Borrower.

         Section 2.6 Use of Proceeds. The proceeds of Advances shall be used by the Borrower for working capital in the ordinary course of business and to refinance obligations owing to Comerica Bank-Texas.

                                   ARTICLE III

                                Letters of Credit

         Section 3.1 Letters of Credit. If any Letters of Credit are to be issued by the Lender for the account of the Borrower, such issuance of Letter of Credit and the Borrower's obligations thereunder shall be governed by Annex II, and any other agreements referenced in Annex II.

                                   ARTICLE IV

                                    Payments

         Section 4.1 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Lender at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 A.M., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Lender the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion). Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 4.2 Voluntary Prepayment. Subject to anything to the contrary contained elsewhere in this Agreement, the Borrower may, on at least one (1) Business Days prior notice to the Lender, prepay the Advances in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that each partial prepayment shall be in the principal amount of $10,000.00 or an integral multiple thereof.

         Section 4.3 Mandatory Prepayment. If at any time the outstanding principal amount of the Advances plus the Letter of Credit Liabilities exceeds the Borrowing Base, the Borrower shall promptly prepay the outstanding Advances by the amount of the excess plus accrued and unpaid interest on the amount so prepaid or, if no Advances are outstanding, the Borrower shall immediately pledge to the Lender cash or cash equivalent investments in an amount equal to the excess as security for the Obligations.

         Section 4.4 Computation of Interest. Interest on the Advances and all other amounts payable by the Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 4.5 Capital Adequacy. If after the date hereof, the Lender shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy (including, without limitation, any law, rule, or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Lender (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on the Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which the Lender (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, within ten (10) Business Days after demand by the Lender, the Borrower shall pay to the Lender (or its parent) such additional amount or amounts as will compensate the Lender for such reduction. A certificate of the Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, the Lender may use any reasonable averaging and attribution methods.

                                    ARTICLE V

                                    Security

         Section 5.1 Collateral. To secure full and complete payment and performance of the Obligations, the Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 5.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

                  (a) The Borrower shall grant to the Lender a first priority security interest in all of its accounts, accounts receivable, and general intangibles relating to accounts receivable, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreement.

                  (b) The Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Lender, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral.

         Section 5.2 Setoff. If an Event of Default shall have occurred and be continuing, the Lender shall have the right to set off and apply against the Obligations in such manner as the Lender may determine, at any time and without notice to the Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Lender to the Borrower whether or not the Obligations are then due. As further security for the Obligations, the Borrower hereby grants to the Lender a security interest in all money, instruments, and other property of the Borrower now or hereafter held by the Lender, including, without limitation, property held in safekeeping. In addition to the Lender's right of setoff and as further security for the Obligations, the Borrower hereby grants to the Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of the Borrower now or hereafter on deposit with or held by the Lender and all other sums at any time credited by or owing from the Lender to the Borrower. The rights and remedies of the Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

         Section 5.3 Guaranty. The performance and repayment of the Obligations shall be guaranteed by the Corporate Guarantor pursuant the Corporate Guaranty and by the Individual Guarantor pursuant to the Individual Guaranty.

                                   ARTICLE VI

                              Conditions Precedent

         Section 6.1 Initial Extension of Credit. The obligation of the Lender to make the initial Advance or issue the initial Letter of Credit is subject to the condition precedent that the Lender shall have received on or before the day of such Advance or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the
Lender:

                  (a) Resolutions. Resolutions of the Board of Directors of the Borrower certified by the Secretary or an Assistant Secretary of the Borrower which authorize the execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to be a party;

                  (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign this Agreement and each of the other Loan Documents to which the Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                  (c) Articles of Incorporation. The articles of incorporation of the Borrower certified by the Secretary of State of state of incorporation of the Borrower and as of a date acceptable to the Lender;

                  (d) Bylaws. The bylaws of the Borrower certified by the Secretary or an Assistant Secretary of the Borrower;

                  (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower as to the existence and good standing of the Borrower, each dated within ten (10) days prior to the date of the initial Advance or Letter of Credit;

                  (f) Note. The Note executed by the Borrower;

                  (g) Security Agreement. The Security Agreement executed by the Borrower;

                  (h) Financing Statements. Uniform Commercial Code financing statements executed by the Borrower and covering such Collateral as the Lender may request;

                  (i) Guaranty. The Guaranty executed by the Guarantor;

                  (j) Insurance Policies. Copies of all insurance policies required by Section 8.5;

                  (k) UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against the Borrower in the office of the Secretary of State of Texas, such search to be as of a date no more than ten (10) days prior to the date of the initial Advance or the Letter of Credit;

                  (l) Environmental Certificate. A certificate from Borrower to Lender setting forth the current status of the matter disclosed in
         Schedule 7.20, attached hereto;

                  (m) Opinion of Counsel. A favorable opinion of in-house counsel to the Borrower and the Guarantor, as to the matters set forth in Exhibit "G" hereto, and such other matters as the Lender may reasonably request; and

                  (n) Facility Fee. Receipt by Lender of a Facility Fee of $15,000.00.

                  (o) Subordinated Debt. Confirmation, in a form acceptable to the Lender, from Newpark Shipholding L.P. that the terms of the Subordination Agreement dated September 4, 1996 by and between the Borrower (formerly known as NEWPARK SHIPBUILDING AND REPAIR, INC.), NEWPARK SHIPHOLDING, L.P. and COMERICA BANK-TEXAS remain in effect and subordinate the Subordinated Debt to the Obligations.

                  (p) Subordination Agreement - Parent. The Subordination Agreement - Parent.

                  (q) Transfer of Note and Lien. A transfer of note and lien from Comerica Bank-Texas, in form acceptable to the Lender, transferring to the Lender the indebtedness owing by the Borrower and secured by the Collateral together with such UCC-3 assignments as the Lender shall require.

                  (r) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 12.1, to the extent incurred, shall have been paid in full by the Borrower.

         Section 6.2 All Extensions of Credit. The obligation of the Lender to make any Advance or issue any Letter of Credit (including the initial Advance and the initial Letter of Credit) is subject to the following additional conditions precedent:

                  (a) Request for Advance or Letter of Credit. The Lender shall have received in accordance with this Agreement, as the case may be, an Advance Request Form or Letter of Credit Request Form dated the date of such Advance or Letter of Credit and executed by an authorized officer of the Borrower;

                  (b) No Default. No Default shall have occurred and be continuing, or would result from such Advance or Letter of Credit;

                  (c) Representations and Warranties. All of the representations and warranties contained in Article VI hereof and in the other Loan Documents shall be true and correct on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date; and

                  (d) Additional Documentation. The Lender shall have received such additional approvals, opinions, or documents as the Lender or its legal counsel may reasonably request.

                                   ARTICLE VII

                         Representations and Warranties

         To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:

         Section 7.1 Corporate Existence. The Borrower and each Subsidiary (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. The Borrower has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 7.2 Financial Statements. The Borrower has delivered to the Lender consolidated financial statements of the Borrower and its Subsidiaries prepared by the Borrower as at and for the fiscal year ended 1998 and financial statements of the Borrower and its Subsidiaries for the three (3)-month period ended March 31, 1999. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section.

         Section 7.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of the Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of the Borrower or any of the Subsidiaries,
(ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article V) upon any of the revenues or assets of the Borrower or any Subsidiary.

         Section 7.4 Operation of Business. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

         Section 7.5 Litigation and Judgments. Except as disclosed on Schedule
7.5 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary or the ability of the Borrower to pay and perform the Obligations. There are no outstanding judgments against the Borrower or any Subsidiary.

         Section 7.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 9.2.

         Section 7.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which the Borrower is party, when delivered, shall constitute legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 7.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party or the validity or enforceability thereof.

         Section 7.9 Debt. The Borrower and its Subsidiaries have no Debt, except as disclosed on Schedule 7.9 hereto.

         Section 7.10 Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

         Section 7.11 Use of Proceeds; Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 7.12 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 7.13 Disclosure. No statement, information, report, representation, or warranty made by the Borrower in this Agreement or in any other Loan Document or furnished to the Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary that has not been disclosed in writing to the Lender.

         Section 7.14 Subsidiaries. The Borrower has no Subsidiaries other than those listed on Schedule 7.14 which sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of the Borrower's ownership of the outstanding voting stock of each Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable.

         Section 7.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary, or the ability of the Borrower to pay and perform its obligations under the Loan Documents to which it is a party. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 7.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

         Section 7.17 Inventory. All inventory of the Borrower has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. Sections 201-219), and the regulations promulgated thereunder.

         Section 7.18 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.19 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.20 Environmental Matters. Except as disclosed on Schedule
7.20 hereto:

                  (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

                  (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

                  (c) Except as used in compliance with all applicable Environmental Laws, (i) no Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary, and (ii) the use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets;

                  (d) Neither the Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or
         (iii) any Environmental Liabilities arising from a Release or threatened Release;

                  (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

                  (f) Neither the Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

                  (g) Neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                  (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or its Subsidiaries.

                                  ARTICLE VIII

                              Affirmative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Commitment hereunder, the Borrower will perform and observe the following positive covenants, unless the Lender shall otherwise consent in writing:

         Section 8.1 Reporting Requirements. The Borrower will furnish to the
Lender:

                  (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1999,
         (i) a copy of the financial statements of the Borrower for such fiscal year containing balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and certified by the chief financial officer of the Borrower, or to the effect that such report has been prepared in accordance with GAAP; and (ii) a certificate to the Lender from the independent certified public accountants of the Corporate Guarantor (A) stating that to their knowledge no Default has occurred and is continuing, or if in their opinion a Default has occurred and is continuing, a statement as to the nature thereof, and (B) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

                  (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the quarters of each fiscal year of the Borrower, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

                  (c) Certificate of No Default. Concurrently with the delivery of each of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of the chief financial officer of the Borrower (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with
         Article X;

                  (d) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

                  (e) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such

         Subsidiary, could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or such Subsidiary;

                  (f) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (g) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

                  (h) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section;

                  (i) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

                  (j) Borrowing Base Report. As soon as available, and in any event within fifteen (15) days after the end of each calendar month, a Borrowing Base Report, in a form acceptable to the Lender, certified by the chief financial officer of the Borrower;

                  (k) Accounts Receivable and Accounts Payable Aging. As soon as available, and in any event within thirty (30) days after the end of each calendar month, an account receivable aging, classifying the Borrower's domestic and export accounts receivable in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, and in such form and detail as the Lender shall require, and account payable aging by categories of 0-30, 31-60 and over 60, from date of invoice, also in such detail as the Lender shall reasonably require, and in each case certified by the chief financial officer of the Borrower;

                  (l) Individual Guarantor Financial Statement. The Borrower shall cause the Individual Guarantor to provide (i) an annual financial statement, in such form and detail as the Lender shall reasonably require, including a balance sheet and cash flow statement prepared in a manner consistent with prior statements delivered to the Lender within ninety (90) days after the end of each calendar year and (ii) annually, a copy of the Individual

         Guarantor's filed tax return, within thirty (30) days of the day it is filed with the Internal Revenue Service;

                  (m) Corporate Guarantor Financial Statement. The Borrower shall cause the Corporate Guarantor to provide (i) a 10-K report within ninety (90) days after the end of each fiscal year-end of Corporate Guarantor, and (ii) within forty-five (45) days after the end of each fiscal quarter-end of Corporate Guarantor, (A) a 10-Q report, (B) a Covenant Compliance Certificate with the required calculations of financial covenants accurately completed and certifying compliance with
         (I) the $90,000,000 Senior Notes Indenture, (II) any existing or future working capital or credit facility, and (III) the Subordination Agreement, and (iii) annually, (A) a copy of the Corporate Guarantor's filed tax return, within thirty (30) days of the day it is filed with the Internal Revenue Service, and (B) a copy of the annual audit report of the Corporate Guarantor for each fiscal year, beginning with the fiscal year ending December 31, 1999 as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Corporate Guarantor containing, on a consolidated and consolidating basis, balance sheets, and statements of income, retained earnings and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year all in reasonable detail and audited and certified by Corporate Guarantor's independent certified public accountants of recognized standing acceptable to the Lender, to the effect that such report has been prepared in accordance with GAAP;

                  (n) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

                  (o) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Lender may from time to time reasonably request.

         Section 8.2 Maintenance of Existence; Conduct of Business. The Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

         Section 8.3 Maintenance of Properties. The Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

         Section 8.4 Taxes and Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 8.5 Insurance. The Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, products liability insurance, and business interruption insurance reasonably satisfactory to the Lender. Each insurance policy of the Borrower and Corporate Guarantor shall provide that such policy will not be cancelled or reduced without thirty (30) days prior written notice to the Lender.

         Section 8.6 Inspection Rights. At any reasonable time and from time to time, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Lender to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

         Section 8.7 Keeping Books and Records. The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 8.8 Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 8.9 Compliance with Agreements. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 8.10 Further Assurances. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Lender in the Collateral.

         Section 8.11 ERISA. The Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

         Section 8.12 Subordination Agreement. The Borrower will comply with the provisions of the Subordination Agreement and the Subordination Agreement - Parent.

                                   ARTICLE IX

                               Negative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Commitment hereunder, the Borrower will perform and observe the following negative covenants, unless the Lender shall otherwise consent in writing:

         Section 9.1 Debt. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

                  (a) Debt to the Lender; and

                  (b) Debt of up to $100,000.00 each fiscal year incurred to acquire assets in the ordinary course of business.

                  (c) Existing Debt described on Schedule 9.1 hereto including the Subordinated Debt.

         Section 9.2 Limitation on Liens. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

                  (a) Liens disclosed on Schedule 9.1 hereto including the Liens securing the Subordinated Debt;

                  (b) Liens in favor of the Lender;

                  (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                  (e) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business; and

                  (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business.

         Section 9.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate.

         Section 9.4 Restricted Payments. Excluding (a) the semiannual payment resulting from either the monthly interest payments or monthly accruals by Borrower equal to the product of the Senior Debt Allocation times the monthly accrual for the semiannual payments due on the $90,000,000 Senior Notes Indenture and (b) dividends, other payments and distributions, in aggregate, not to exceed $1,000,000.00 during the term of this Agreement, the Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock.

         Section 9.5 Loans and Investments. The Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, or permit any Subsidiary to purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except:

                  (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

                  (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00; and

                  (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service.

         Section 9.6 Limitation on Issuance of Capital Stock. The Borrower will not, and will not permit any of its Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock.

         Section 9.7 Transactions With Affiliates. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary, NOTWITHSTANDING THE FORGOING, BUT SUBJECT TO THE PROVISIONS OF THE SUBORDINATION AGREEMENT-PARENT OF EVEN DATE HEREWITH, THE BORROWER MAY CONTINUE TO TRANSACT BUSINESS WITH ITS AFFILIATES IN THE MANNER CURRENTLY CONDUCTED.

         Section 9.8 Disposition of Assets. The Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any Subsidiary to do so with any of its assets, except dispositions of asset, in arms-length transactions for fair value in the ordinary course of business not to exceed, in aggregate $500,000.00 during the terms of this Agreement.

         Section 9.9 Sale and Leaseback. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 9.10 Prepayment of Debt. The Borrower will not prepay, and will not permit any Subsidiary to prepay, any Debt, except (i) the Obligations or
(ii) the Subordinate Debt provided such Subordinate Debt is reduced solely from proceeds of the Corporate Guarantor's public offering.

         Section 9.11 Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged as of the date hereof.

         Section 9.12 Environmental Protection. The Borrower will not, and will not permit any of its Subsidiaries to, (a) other than in compliance with applicable Environmental Laws, use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) other than in compliance with applicable Environmental laws, generate any Hazardous Material,
(c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

         Section 9.13 Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Lender, or (b) in tax reporting treatment, except as required by law and disclosed to the Lender.

                                    ARTICLE X

                               Financial Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Commitment hereunder, the Borrower will observe and perform the financial covenants contained in Annex IV attached hereto, unless the Lender shall otherwise consent in writing:

                                   ARTICLE XI

                                     Default

         Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) The Borrower shall fail to pay when due the Obligations or any part thereof.

                  (b) Any representation or warranty made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document.

                  (d) The Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                  (e) An involuntary proceeding shall be commenced against the Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

                  (f) The Borrower, any Subsidiary or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of THIRTY THOUSAND DOLLARS ($30,000.00) against any of its assets or properties.

                  (g) A final judgment or judgments for the payment of money in excess of THIRTY THOUSAND DOLLARS ($30,000.00) in the aggregate shall be rendered by a court or courts against the Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty
         (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                  (h) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                  (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                  (j) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Lender subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the

         PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed THIRTY THOUSAND DOLLARS ($30,000.00).

                  (k) The Individual Guarantor shall have died or have been declared incompetent by a court of proper jurisdiction; or the Corporate Guarantor shall have dissolved, liquidated or otherwise ceased doing business.

                  (l) Samuel F. Eakin shall cease to be active in the management of the Borrower.

                  (m) The Borrower, any of its Subsidiaries, or any Obligated Party, or any of their properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof.

                  (n) Any portion of the record or beneficial ownership of the Borrower shall have been transferred, assigned or hypothecated to any Person, when compared to such ownership as of the date of this Agreement.

                  (o) The first day on which (i) the Permitted Holders in the aggregate hold less than 35% of the voting stock of the Corporate Guarantor, or (ii) any one of Samuel F. Eakin, Frank W. Eakin or David
         B. Ammons fails to be a member of the board of directors of Corporate Guarantor. For purposes of this paragraph "o", "Permitted Holders" means (i) Samuel F. Eakin, Frank W. Eakin and David B. Ammons; (ii) each of their beneficiaries, estates, spouse and lineal descendants, legal representatives of any of the foregoing and the trustee of any bona fide trust of which any of the foregoing are the sole beneficiaries or grantors and (iii) all Affiliates controlled by the individuals named in clause (i) (provided that, for purposes of this clause (iii) only, the definition of the term "Affiliate" shall be deemed modified to provide that beneficial ownership of 50% or more of the voting securities of a Person shall constitute, and shall be necessary to constitute, control).

                  (p) The Lender shall at any time deem itself insecure or believe that the prospect of payment or performance of the Obligations or any portion thereof is impaired.

         Section 11.2 Remedies Upon Default. If any Event of Default shall occur and be continuing, the Lender may without notice terminate the Commitment and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default under Section 11.1(d) or Section 11.1(e), the Commitment shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. If any Event of Default shall occur and be continuing, the Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

         Section 11.3 Cash Collateral. If any Event of Default shall occur and be continuing, the Borrower shall, if requested by the Lender, immediately deposit with and pledge to the Lender cash or cash equivalent investments in an amount equal to the outstanding Letter of Credit Liabilities as security for the Obligations.

         Section 11.4 Performance by the Lender. If the Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Lender may perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Lender, promptly pay any amount expended by the Lender in connection with such performance or attempted performance to the Lender, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Lender shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

                                   ARTICLE XII

                                  Miscellaneous

         Section 12.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all costs and expenses of the Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of legal counsel for the Lender, (b) all costs and expenses of the Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for the Lender, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other costs and expenses incurred by the Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining any mortgagee title insurance policy, survey, audit, or appraisal in respect of the Collateral.

         Section 12.2 INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE

TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE LENDER OR ANY OF THE LENDER'S CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

         Section 12.3 Limitation of Liability. Neither the Lender nor any Affiliate, officer, director, employee, attorney, or agent of the Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Lender or any of the Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 12.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Lender shall have the right to act exclusively in the interest of the Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 12.5 Lender Not Fiduciary. The relationship between the Borrower and the Lender is solely that of debtor and creditor, and the Lender has no fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Lender to be other than that of debtor and creditor.

         Section 12.6 Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Lender. The Borrower therefore agrees that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 12.7 No Waiver; Cumulative Remedies. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 12.8 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the Lender and the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         Section 12.9 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Sections 4.5, 12.1, and 12.2 shall survive repayment of the Note and termination of the Commitment and the Letters of Credit.

         Section 12.10 ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which the Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 12.11 Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Note; and, if the principal of the Note has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
(c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Note so that interest for the entire term does not exceed the Maximum Rate.

         Section 12.12 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Lender pursuant to
Article II and Article III shall not be effective until received by the Lender.

         Section 12.13 Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Any action or proceeding against the Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas. The Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. The Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 12.12. Nothing herein or in any of the other Loan Documents shall affect the right of the Lender to serve process in any other manner permitted by law or shall limit the right of the Lender to bring any action or proceeding against the Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by the Borrower against the Lender shall be brought only in a court located in Harris County, Texas.

         Section 12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12.15 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 12.16 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 12.17 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code (or any other statutory equivalent) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Section 12.18 Participations. The Lender shall have the right at any time and from time to time to grant participations in the Note and any other Loan Documents. Each actual or proposed participant shall be entitled to receive all information received by the Lender regarding the Borrower and its Subsidiaries, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

         Section 12.19 Construction. The Borrower and the Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower and the Lender.

         Section 12.20 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.


                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        BORROWER:

                                        NEWPARK SHIPBUILDING-BRADY ISLAND,
                                        INC., a Texas corporation


                                        By:  /s/ Samuel F. Eakin
                                           -------------------------------
                                             Samuel F. Eakin
                                             Chief Executive Officer

                                        Address for Notices:

                                        2102 Broadway
                                        Houston, Texas 77012

                                        Fax No.:       713-847-4601
                                        Telephone No.: 713-847-4600

                                        Attention:     Frank R. Pierce

                                        LENDER:

                                        STERLING BANK,
                                        a bank organized under the laws of
                                        the State of Texas

                                        By:  /s/ Mitchell S. Schulman
                                           --------------------------------
                                             Mitchell S. Schulman
                                             Senior Vice President

                                        Address for Notices:

                                        13111 Westheimer Road
                                        Houston, Texas  77077

                                        Fax No.:       713-507-7867
                                        Telephone No.: 713-507-7808

                                        Attention:     Mitchell S. Schulman

                               INDEX TO EXHIBITS
                               -----------------

Exhibit                   Description of Exhibit                     Section
-------                   ----------------------                     -------
   A             Note                                                  2.2
   B             Security Agreement                                    5.1(b)
   C             Guaranty from Individual Guarantor                    5.3
   D             Guaranty from Corporate Guarantor                     5.3



                               INDEX TO SCHEDULES
                               ------------------

Schedule                Description of Exhibit                       Section
--------                ----------------------                       -------
  7.5            Existing Litigation                                   7.5
  7.9            Existing Debt                                         7.9
  7.14           List of Subsidiaries                                  7.14
  7.20           Environmental Matters                                 7.20
  9.1            Existing Debt                                         9.1
  9.2            Existing Liens                                        9.2



                                INDEX TO ANNEXES
                                ----------------

Annex                       Description of Annex                     Section
-----                       --------------------                     -------
   I             Definitions                                           1.1
  II             Letters of Credit                                     3.1
  III            Intentionally Omitted
  IV             Financial Covenants                                Article X